Exhibit 3.7
CERTIFICATE OF MERGER
OF
PERSUADE MERGER CORP.
(A DELAWARE CORPORATION)
WITH AND INTO
INFLUENCE, INC.
(A DELAWARE CORPORATION)
     Pursuant to §251 of the Delaware General Corporation Law (“DGCL”), the undersigned, Influence, Inc., a Delaware corporation, hereby certifies that:
     FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Influence, Inc.	Delaware
Persuade Merger Corp.	Delaware
     SECOND: An Agreement and Plan of Merger, as amended, by and among the constituent corporations, American Medical Systems, Inc., a Delaware corporation and certain stockholders of Influence, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations, their respective board of directors and stockholders in accordance with the requirements of §251 of the DGCL.
     THIRD: The name of the surviving corporation of the merger is Influence, Inc. a Delaware corporation (the “Surviving Corporation”).
     FOURTH: Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation as in effect immediately prior to the time the merger becomes effective will be amended and restated in its entirety to read as follows:
ARTICLE I
The name of this company is Influence, Inc. (the “Company”).
ARTICLE II
The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

ARTICLE III
The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
The total number of shares of stock which the Company shall have authority to issue is Eleven Million (11,000,000) shares of Common Stock, par value $.01 per share.
ARTICLE V
The name and mailing address of the incorporator are:

NAME	MAILING ADDRESS
D.M. Baker	32 Loockerman Square
Suite L-100
Dover, DE 19904
ARTICLE VI
The election of directors need not be by written ballot.
ARTICLE VII
A. The Company shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil or criminal, administrative or investigative (other than an action by or in the right of the Company)) by reason of the fact that he is or was a director or officer of the Company or by reason by the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity; provided, however, that the Company shall not indemnify any director or officer in connection with any action by such director or officer against the Company unless the Company shall have consented to such action. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this paragraph (A) of Article VII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omission occurring prior to such amendment or repeal.

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B. No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this paragraph (B) of Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
C. In furtherance and not in limitation of the powers conferred by law:
(i) the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of law; and
(ii) the Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.
     FIFTH: The executed Agreement and Plan of Merger, as amended, is on file at the principal place of business of the Surviving Corporation, the address of which office is 10700 Bren Road, Minnetonka, Minnesota 55343.
     SIXTH: A copy of the Agreement of Merger, as amended, will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either constituent corporation.
     SEVENTH: This Certificate of Merger and the merger provided for herein shall become effective as of 5:00 p.m. (Central Time) on December 16, 1999.

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     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be signed by a duly authorized officer as of this 10th day of December, 1999.

Influence, Inc.
By:	/s/ Peter A. Bick, M.D.
Its: President and CEO

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CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INFLUENCE, INC.
Pursuant to Section 242 of the
Corporation Law of the State of Delaware
     Influence, Inc. organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:
     FIRST: That a resolution was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware by written consent of all the directors and holders of the Common Stock of the Corporation setting forth an amendment to the Certificate of Incorporation of the Company. The resolution setting forth such amendment is as follows:
     RESOLVED: That Article I of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:
     “The name of this company is American Medical Systems International, Inc. (the “Company”).”
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer and attested by its Secretary this 27th day of September, 2000.

INFLUENCE, INC.
By:	/s/ Douglas W. Kohrs
Douglas W. Kohrs
Its: President and Chief Executive Officer

Attest:
By:	/s/ Gregory J. Melsen
Gregory J. Melsen
Its: Secretary

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERICAN MEDICAL SYSTEMS INTERNATIONAL, INC.
Pursuant to Section 242 of the
Corporation Law of the State of Delaware
     American Medical Systems International, Inc. organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Company”), does hereby certify as follows:
     FIRST: That a resolution was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware by written consent of all the directors and holders of the Common Stock of the Company setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Company. The resolution setting forth such amendment is as follows:
     RESOLVED: That Article IV of the Company’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:
The total number of shares of stock which the Company shall have authority to issue is Eleven Thousand (11,000) shares of Common Stock, par value $.01 per share.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer and attested by its Secretary this 19th day of February, 2001.

AMERICAN MEDICAL SYSTEMS INTERNATIONAL, INC.
By:	/s/ Douglas W. Kohrs
Douglas W. Kohrs
President and Chief Executive Officer

Attest:
By:	/s/ Gregory J. Melsen
Gregory J. Melsen
Secretary

CERTIFICATE OF AMENDMENT
OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERICAN MEDICAL SYSTEMS INTERNATIONAL, INC.
Pursuant to Section 242 of the
Corporation Law of the State of Delaware
     American Medical Systems International, Inc. organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), does hereby certify as follows:
     FIRST: That resolutions were duly adopted pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware by written consent of all the directors and all of the holders of the Common Stock of the Corporation setting forth an amendment to the Certificate of Incorporation of the Company. The resolution setting forth such amendment is as follows:
     RESOLVED: That Article I of the Corporation’s Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:
     “The name of this company is AMS Research Corporation.” (the “Company”).”
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer and attested by its Secretary this 16th day of November, 2001.

AMERICAN MEDICAL SYSTEMS INTERNATIONAL INC.
By:	/s/ Douglas W. Kohrs
Douglas W. Kohrs
Its: President and Chief Executive Officer

Attest:
By:	/s/ M. James Call
M. James Call
Its: Secretary